Rule 424(b)(5)
                                                              File No. 333-33124

Pricing Supplement No. 5 Dated February 27, 2001

(To Prospectus dated March 31, 2000 and
Prospectus Supplement dated November 21, 2000)

$200,000,000
IDAHO POWER COMPANY
First Mortgage Bonds, Secured Medium-Term Notes, Series C

--------------------------------------------------------------------------------

Principal Amount:  $40,000,000              Original Issue Date:  March 2, 2001
Interest rate:  6.60%                       Maturity Date: March 2, 2011

Issue Price:  100% payable in               Proceeds to Issuer After
              immediately                   Commission:  99.375%
              available funds

Agent's Commission:  0.625%                 Original Interest
                                            Accrual Date: March 2, 2001
Form:  Book-Entry

--------------------------------------------------------------------------------

Redemption:         We cannot redeem these notes prior to maturity.

Capacity:           Goldman, Sachs & Co. acted as our agent in this sale.

Use of Proceeds:    We will use the net  proceeds  from the sale of these  notes and the other notes that we are selling today to repay a portion of our short-term debt.

--------------------------------------------------------------------------------

                                     Agent:

                              GOLDMAN, SACHS & CO.